EXHIBIT 4.2

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We have issued our report dated February 19, 2004 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Taxable Income Series 54 as of February 19, 2004 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Certified Public Accountants."

                                                              GRANT THORNTON LLP

Chicago, Illinois
February 19, 2004